CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this "Agreement") is made and entered into as of this 13th day of March 2014 by and between DC Consulting LLC. ("Consultant), a Florida company, with its principal place of business at 1045 Primera Blvd Suite 1033, Lake Mary, Florida and Mantra Venture Group, LTD. ("Client"), a British Columbia company, with its principal place of business at #562-800 15355 24th Avenue, Surrey, British Columbia, Canada V4A 2H9.

WHEREAS, Client desires to retain Consultant to provide services as described in the Agreement, and Consultant agrees to provide such services.

NOW, THEREFORE, in consideration of the mutual understandings contained herein, the parties agree as follows:

1. **Scope of Services.** Consultant will provide management consulting services, business advisory services, shareholder information services, and public relations services. Consultant will provide strategy on marketing of Company's business strategies and increase market awareness. Consultant will assist in scheduling meetings with institutional and retail investors, assist in increasing the general market awareness of Client, and assist Client with all aspects of Client's communication platform, including financial, media, and trade industries.

2. **Term of the Agreement.** This Agreement will commence on March 17, 2014, and will terminate on March 16, 2015, at 5:00 PM EST. Additional contracts can be negotiated following the completion of this Agreement.

3. **Compensation.**

   3.1. Client will pay Consultant $7,250 per month. The Client will issue 25000 shares of restricted stock payable upon the execution of this Agreement and 20000 shares of restricted stock per month for months 2-12 (collectively, the "Compensation Shares").

   3.2. Consultant does not make any promise or guarantee any money or increased value to be earned by Client based on Consultant's efforts and availability to increase awareness of Client's company or brand. Such fee shall be earned by Consultant's efforts and availability alone, such as Consultant being available to work on behalf of Client during normal business hours and to perform the services described in Paragraph 1. Consultant will work in an advisory capacity, but Consultant is not a licensed broker dealer and will not be paid compensation based on Consultant's success in raising capital for Client.

   3.3. Consultant shall be compensated for any work performed under this Agreement. This earned money is nonrefundable and will be paid out as described in Paragraph 3.1.

J.H.

4. **Independent Contractor.** The Consultant shall perform the consulting services described in Paragraph 1 as an independent contractor without the power to enter into any undertaking, commit to any expenses, incur any liability or bind or represent the Client for any purpose whatsoever, and nothing contained in this Agreement shall be interpreted to create an employment relationship, agency relationship, partnership or joint venture between the Client and the Consultant.

5. **Termination.** This Agreement may be terminated by either Party upon thirty (30) days written notice to the other Party in accordance with Paragraph 8.11, but no sooner than ninety (90) days after the execution of the Agreement. Client shall continue to pay Consultant during the thirty (30) day termination period pursuant to Paragraph 3.1. Whether or not the Agreement is terminated, any money paid or stock issued to Consultant by Client is non-refundable.

6. **Client Responsibilities.** Client warrants that any and all information provided by Client to Consultant in connection with the execution of this Agreement and the services to be provided, is true, accurate and complete in all respects. Client will provide Consultant with complete access to Client's business information and financial records necessary to execute this Agreement. Client understands that Consultant may and will rely upon the veracity of the aforementioned information without conducting independent investigation or review. Client agrees to indemnify and hold Consultant harmless from and against any loss, costs, damages, claims, expenses, attorney's fees, and liabilities resulting from, or in connection with (i) the performance or non-performance of Client's obligations that is caused by an act, omission, default, or negligence of Client, or (ii) the failure of Client to comply with any of the terms and conditions set forth herein or the failure to conform to statutes, ordinances, or other regulations or requirements of any government authority in connection with the performance of the obligations in this Agreement.

7. **Compensation Shares**

   7.1 Consultant covenants, represents and warrants to the Client that it satisfies one or more of the categories of "Accredited Investors", as defined by Regulation D promulgated under the Securities Act of 1933.

   7.2 Consultant agrees and acknowledges that none of the Compensation Shares have been registered under the Securities Act of 1933 or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and in each case only in accordance with applicable state securities laws.

7.3 Consultant hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Compensation Shares will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR: (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) WITH THE PRIOR CONSENT OF THE ISSUER, IN A TRANSACTION T HAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS FURNISHED TO THE ISSUER AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE ISSUER PRIOR TO SUCH OFFER, SALE, PLEDGE OR TRANSFER

8. **General Provisions.**

8.1. This Agreement is governed by the laws of the State of Florida. Client consents to venue in Seminole County, Florida and in the United States District Court for the Middle District of Florida. Client consents to service of process under Florida law, in any action commenced to enforce this agreement.

8.2. This Agreement constitutes the final, exclusive and complete statement of the parties agreement respecting the subject matter addressed herein. This Agreement may not subsequently be amended or modified except by a writing signed by both parties hereto. This Agreement supersedes all prior agreements and understandings with respect to such subject matter as specified within this Agreement. Client hereby confirms that any information disclosed to Client by Consultant, or any discussions held between the parties, prior to the date of this Agreement will be subject to the terms of this Agreement.

8.3. A late fee of 18% of the total fees earned to date as specified in Paragraph 3.1, 1 ½% per month as specified in Paragraph 3.1, or the highest fee permitted by law will apply in the event that Client fails to compensate Consultant pursuant to the terms of Paragraph 3.1.

8.4. In the event any suit or other action is commenced to construe or enforce any provision of this Agreement, the losing party will pay to the prevailing party a reasonable sum for attorneys' fees and costs, in addition to all other amounts that prevailing party is entitled to receive from the losing party.

8.5. Any provision of this Agreement found to be in violation of the Securities Exchange Commission ("SEC") or any law under the SEC shall be void *ab initio*. Any void *ab initio* of provisions of this Agreement are severable and the remaining provisions, including those related to compensation, will remain effective.

8.6. No amendment or modification of this agreement will be effective unless made in writing and signed by both parties to this agreement.

8.7. No term or condition of this agreement shall be deemed to have been waived, nor shall either party be estopped from enforcing any provisions of this agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall incorporate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived. The failure of either party to enforce at any time any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce any such provisions.

8.8. The provisions of this contract are severable. If any provision of this contract is held invalid, the remaining provisions continue in effect.

8.9. Consultant may assign this Agreement without limitation by prior written notice. The Client shall not be allowed to assign this Agreement in whole or in part.

8.10. Both parties have had an opportunity to review this Agreement in depth and have had the opportunity to consult with competent legal counsel. Each party fully understands the terms of this Agreement and freely and voluntarily signs the Agreement. This Agreement is the result of negotiations between the parties and should not be construed against any party because that party or that party's attorney drafted this Agreement.

8.11. Any notice, demand, or request required or permitted to be given hereunder shall be in writing and shall be deemed effective two days after having been deposited in the United States mail, postage prepaid, registered or certified, and addressed to the addressee at its main office, as set forth above. Any party may change its address for purposes of this Agreement by written notice given in accordance herewith.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above.

DC CONSULTING LLC	Mantra Venture Group LTD.
By: Daniel Conway	By:
Title: Chief Executive Officer	Title

J. T